Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE:

IMMEDIATELY

FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800 or
610-316-2600 (evening)
tpeters@bmtc.com
J. Duncan Smith, CFO
610-526-2466 or
610-306-8489 (evening)
jdsmith@bmtc.com

Bryn Mawr Bank Corporation

Reports Increase in Second Quarter Diluted EPS and Net Income

Quarterly Dividend Increased 7.7%

BRYN MAWR, Pa. July 24, 2008 - Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced financial results for the second quarter and six months ended June 30, 2008.

The Corporation reported second quarter 2008 diluted earnings per share of $0.37 and net income of $3.2 million compared to diluted earnings per share of $0.36 and net income of $3.1 million in the same period last year. Results in the quarter reflect an increase in net interest income from continued growth in the Bank’s loan and lease portfolio and stabilization of the net interest margin offset by a higher provision for loan and lease losses and a rise in non-interest expenses partially attributable to the Corporation’s new growth initiatives.

Ted Peters, Chairman and Chief Executive Officer, said, “We continue to experience strong growth in our loan and lease portfolio, which was up 15.4% from a year ago, and have seen our net interest margin stabilize during the first half of 2008. We have achieved this growth while maintaining credit quality as the charge-off rate for the quarter was down from the first quarter, although up from the second quarter of last year when our leasing portfolio was significantly smaller. Performance of our loan and lease portfolio reflects historically high credit quality of our traditional borrowers and the effect of repositioning of our credit standards around our leasing portfolio due to economic conditions, which began in the third quarter of 2007. Though our fee-based business is growing slower, the acquisition of JNJ Holdings, LLC; Lau Associates, LLC; and Lau Professional Services, LLC (“Lau Associates”) in the third quarter should add incremental non-interest income going forward.”

Additionally, Mr. Peters stated, “I am also pleased to announce that your Board of Directors has declared a 7.7% increase in the quarterly dividend as an expression of their confidence in your Bank. Consistent with the growth strategy previously articulated, on July 15, 2007 we purchased Lau Associates, a nationally-recognized provider of family office services with approximately $603 million in assets under management and $156 million in assets under supervision as of 12/31/2007. These assets under management and supervision, if combined with the June 30, 2008 wealth assets under management, administration and brokerage of $2.2 billion, on a pro-forma basis, result in total wealth assets under management, administration, supervision and brokerage for the Corporation of approximately $3 billion. The acquisition should be immediately accretive. Additionally, we also secured Delaware trust powers and intend to begin those operations later this quarter. We will also be opening our Chester County regional banking office in the fourth quarter, which together with the renovations recently completed at our Wayne branch, will provide us with two essentially new retail banking locations in affluent communities.”

The net interest margin for the second quarter of 2008 was 3.97%, unchanged from 3.97% in the first quarter of 2008 and consistent with the Corporation’s objective to stabilize margins through active balance sheet management. The net interest margin was down from 4.49% in the second quarter of 2007. Return on average equity (ROE) and return on average assets (ROA) for the quarter ended June 30, 2008 were 13.65% and 1.24%, respectively. ROE was 14.66% and ROA was 1.49% for the same period last year. ROE was 12.83% and ROA was 1.23% for the first quarter of this year.

Total portfolio loans and leases at June 30, 2008 were $853.4 million, an increase of $113.7 million or 15.4% from $739.7 million at June 30, 2007. Growth in the loan portfolio compared to a year ago was broad based, led by a nearly 25% increase in home equity loans and lines, a nearly 20% increase in commercial and industrial loans, as well as increases in commercial and residential mortgages. This growth was centered mostly with existing customers and prospects in our immediate service area. The total loan and lease portfolio increased $36.6 million or 4.5% from March 31, 2008. Lease balances of $54.1 million at June 30, 2008 comprise 6.3% of total quarter end portfolio loans and leases, up from 3.9% of total portfolio loans and leases at June 30, 2007. At 6.3%, the proportion of leases to total loans and leases is unchanged from March 31, 2008.

Net charge-offs for the second quarter of 2008 were 0.23% of average loans, down from 0.31% in the first quarter of 2008. Total non-performing loans and leases at June 30, 2008 of $1.9 million were 0.20% of period end loans and leases, up from $1.1 million or 0.13% at March 31, 2008 and up from 0.09% at June 30, 2007. The provision for loan and lease losses in the current quarter was $781 thousand, up from $240 thousand in the second quarter of 2007, but down from $854 thousand in the first quarter of 2008. A majority of the changes in the provision, net charge-offs, and non-performing loans and leases are primarily attributable to the Company’s higher yielding lease portfolio. While lease charge-offs were higher than anticipated, they are substantially offset by their positive impact on the Company’s net interest income. The allowance for loan and lease losses of $8.7 million represents 1.02% of loans and leases compared to an allowance for loan and lease losses of $8.4 million or 1.02% of loans and leases at at March 31, 2008. At June 30, 2007 the allowance for loan and lease losses was $8.6 million or 1.16% of total portfolio loans and leases outstanding

During the second quarter of 2008, the Corporation increased its investment securities portfolio by $15.0 million to $111.9 million from $96.9 million at the end of the first quarter as part of an overall liquidity plan. The increase in the investment securities portfolio together with the strong growth in total portfolio loans and leases increased average quarterly earning assets by 23.7% to $950.5 million in the second quarter of 2008 from $768.2 million in the second quarter of 2007.

The second quarter of 2008 marked a second consecutive quarter of growth in interest bearing checking, money market and savings account balances, as second quarter average balances rose to $307.2 million from $304.7 million in the first quarter of 2008. Average second quarter 2008 non-interest bearing balances of $143.6 million are up from first quarter 2008 average balances of $142.5 million.

Wholesale funding, which is defined as wholesale deposits (primarily certificates of deposit) and borrowed funds, of $326.3 million at June 30, 2008 was up $92.1 million from March 31, 2008 balances of $234.3 million, primarily due to the increase in the loan and investment portfolios discussed earlier. Wholesale funding as a percentage of total funding was 34.9% at June 30, 2008 compared to 27.0% at March 31, 2008.

The tax equivalent net interest margin was 3.97% in the 2nd quarter of 2008, unchanged from 3.97% in the first quarter of 2008, but down from 4.49% in the second quarter of 2007. Earning asset yields declined 41 basis points from 6.46% in the first quarter of 2008 to 6.05% in the second quarter due to the addition of lower yielding securities (when compared to loans) and the impact of the last few Federal Reserve interest rate adjustments. At the same time, total funding costs declined 56 basis points from 3.14% in the first quarter of 2008 to 2.58% in the second quarter. The higher volume of interest earning assets compared to interest bearing liabilities accounts for the 15 basis point differential between the earning asset yield decline and the interest bearing liability yield decline. The decrease in the margin to 3.97% in the second quarter of 2008 from 4.49% in the same quarter of last year is primarily due to the $182 million or 23.7% increase in average interest earning assets that were primarily funded with higher cost wholesale funds.

Tax equivalent net interest income increased $692 thousand to $9.4 million in the second quarter of 2008 from $8.7 million in the first quarter of 2008 as well as from $8.6 million in the second quarter of 2007. The increase in tax equivalent net interest income was attributable to the significant increase in average interest earning assets and a stabilization of the Company’s net interest margin.

Non-interest income for the second quarter of 2008 was $5.2 million, an increase of $168 thousand over the $5.1 million in the second quarter of 2007, primarily due to an increase of early lease terminations in other income, an increase in the net gain on sale of loans, and an increase in service charges on deposits. Non-interest income in the second quarter of 2008 was down $398 thousand or 7.1%, compared to the first quarter of 2008 as the first quarter benefited from a net gain on sale of investments and interest rate floor income. Second quarter 2008 wealth management revenue was $3.3 million, essentially flat with the first quarter 2008 and down year-over-year reflecting lower stock market levels, and the loss of a significant institutional client due to a business acquisition in the fourth quarter of 2007. The Lau Associates acquisition that closed on July 15, 2008 should benefit wealth management revenues over the balance of the year.

Non-interest expense for the second quarter of 2008 was $9.0 million, an increase of $250 thousand or 2.9% over $8.8 million in the second quarter of 2007, partially due to the additional salaries and wages associated with the new growth initiatives. Second quarter non-interest expenses were marginally lower than in the first quarter of the year. The changes in the Corporation’s qualified and non-qualified retirement plans, which were effective March 31, 2008, reduced non-interest expenses in the second quarter compared to both the first quarter of this year as well as the second quarter a year ago.

SIX MONTH RESULTS

The Corporation reported six month 2008 net income of $6.1 million or $0.71 diluted earnings per share, down from net income of $7.1 million or $0.81 diluted earnings per share for the first six months of 2007. Net income for the first half of 2007, excluding a gain on the sale of real estate related to the first quarter 2007 sale of the Corporation’s Wynnewood Branch, was $6.2 million or $0.71 per diluted share.

Return on average equity (ROE) and return on average assets (ROA) for the six months ended June 30, 2008 were 13.25% and 1.24%, respectively, compared to 16.95% (14.87% excluding the real estate gain) and 1.76% (1.54% excluding the real estate gain), respectively, for the same period last year. The tax equivalent net interest margin for the first six months of 2008 was 3.97% compared to 4.57% in the same period last year.

Non-interest income in the first half of the year was $10.9 million, down approximately $348 thousand compared to first half of 2007. Non-interest income for the six month period ended June 30, 2008, excluding the $1.3 million 2007 gain on sale of real estate, was up $985 thousand from the first half of last year. Other operating income, BOLI income, the net gain on the sale of loans, and service charges on deposits were up in the first half of 2008. First half 2008 non-interest income also included income from the settlement of an interest rate floor contract and from the sale of investments, which the Corporation did not have in the first half of 2007.

For the six month period ended June 30, 2008, non-interest expense was $18.1 million, up $894 thousand or 5.2% compared to the six month period ended June 30, 2007. The increase in non-interest expense is primarily the result of the increase in salaries and wages associated with the new growth initiatives, partially offset by a reduction in professional fees and lower advertising expense.

CAPITAL AND DIVIDENDS

The Corporation and the Bank are “well capitalized” under applicable regulatory risk based capital requirements.

The quarterly dividend increase of $0.01 per share from $0.13 to $0.14 per share is payable September 1, 2008 to shareholders of record as of August 6, 2008.

EARNINGS CONFERENCE CALL

As previously announced, the Corporation will hold an earnings conference call at 5:00 p.m. EDT on Thursday, July 24, 2008. Interested parties may participate by calling 888-694-4641 at 4:55 p.m. EDT and referencing conference PIN # 53962580. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Sunday, August 24, 2008. The number to call for the taped replay is 800-642-1687 and the conference PIN # is 53962580.

The conference call will be simultaneously broadcast live over the Internet through a web cast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the web cast will be available within two hours of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

NON-GAAP MEASURES

This release contains non-GAAP measures. A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP). To supplement the Corporation’s financial statements presented in accordance with GAAP, we report certain key financial measurements without the impact of a material real estate transaction.

The Corporation’s management uses these non-GAAP measures in its analysis of the Corporation’s performance. These non-GAAP measures consist of adjusting net income, non-interest income, diluted earnings per share, ROE, and ROA determined in accordance with GAAP to exclude the effects of the real estate gain in the first quarter of 2007 (i.e. year-to-date).

The Corporation’s Management believes that the inclusion of these non-GAAP financial measures provides useful supplemental information essential to the proper understanding of the operating results of the Corporation’s core business. These measures should be considered in addition to results prepared in accordance with GAAP, and are not substitutes for, or superior to, GAAP results. The non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance. These non-GAAP measures have been reconciled to the nearest GAAP measure in the accompanying schedule.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, target, estimate or words of similar meaning. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

# # # #

Bryn Mawr Bank Corporation

Reconciliation of Non-GAAP Information

(dollars in thousands, except per share data)

(unaudited)

Three Month Period Ended

March 31,	Net Income		Change		Non-interest income		Change
	2008	2007	$	%	2008	2007	$	%
As reported (GAAP)	$2,898	$3,976	$(1,078)	(27.1)%	$5,630	$6,146	$(516)	(8.4)%
Non-GAAP adjustment [1]	—	(866)	866	20.3%	—	(1,333)	1,333	25.4%

Adjusted (Non-GAAP)	$2,898	$3,110	$(212)	(6.8)%	$5,630	$4,813	$817	17.0%

	Diluted Earnings Per Share		Change		ROE		ROA
					2008	2007	2008	2007
	2008	2007	$	%
As reported (GAAP)	$0.34	$0.46	$(0.12)	(26.1)%	12.83%	19.43%	1.23%	2.03%
Non-GAAP adjustment [1]	—	(0.10)	0.10	20.5%	0.00%	(4.21)%	0.00%	(0.44)%

Adjusted (Non-GAAP)	$0.34	$0.36	$(0.02)	(5.6)%	12.83%	15.22%	1.23%	1.59%

Six Month Period Ended

June 30,	Net Income		Change		Non-interest income		Change
	2008	2007	$	%	2008	2007	$	%
As reported (GAAP)	$6,063	$7,067	$(1,004)	(14.2)%	$10,862	$11,210	$(348)	(3.1)%
Non-GAAP adjustment [1]	—	(866)	866	11.9%	$0	$(1,333)	1,333	13.1%
Adjusted (Non-GAAP)	$6,063	$6,201	$(138)	(2.3)%	$10,862	$9,877	$985	10.0%

	Diluted earnings per share		Change		ROE		ROA
					2008	2007	2008	2007
	2008	2007	$	%
As reported (GAAP)	$0.71	$0.81	$(0.10)	(12.3)%	13.25%	16.95%	1.24%	1.76%
Non-GAAP adjustment [1]	$0.00	$(0.10)	$0.10	12.0%	0.00%	(2.08)%	(0.00)%	(0.22)%
Adjusted (Non-GAAP)	$0.71	$0.71	$0.00	(0.0)%	13.25%	14.87%	1.24%	1.54%

1)	The Corporation uses this non-GAAP (Generally Accepted Accounting Principles) financial information in its analysis of the Corporation’s performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and are not a substitute for, or superior to, GAAP results. The non-GAAP adjustment in the first quarter of 2007 represents the reduction of the effect of the after tax gain on sale of real estate of $866,000. The gain was calculated as the excess of the net sale proceeds over net book value, less income taxes.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

June 30, 2008

(unaudited)

	For The Three Months Ended
	June 30, 2008	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007
Interest income	$14,232	$14,062	$14,300	$14,147	$13,250
Interest expense	4,929	5,454	5,647	5,448	4,736

Net interest income	9,303	8,608	8,653	8,699	8,514
Provision for loan and lease losses	781	854	401	—	240

Net interest income after provision for loan and lease losses	8,522	7,754	8,252	8,699	8,274
Fees for wealth management services	3,291	3,312	3,482	3,310	3,423
Loan servicing and late fees	305	310	282	276	277
Service charges on deposits	429	392	385	363	356
Net gain on sale of OREO	—	—	—	—	110
Net gain on sale of loans	363	332	353	358	259
Net gain on sale of investments	—	222	—	—	—
BOLI income	117	143	165	175	84
Interest rate floor income	—	268	109	46	—
Other operating income	727	651	624	643	555

Noninterest income	5,232	5,630	5,400	5,171	5,064

Salaries and wages	4,532	4,479	4,551	4,536	3,981
Employee benefits	947	1,332	1,214	1,056	1,057
Occupancy and bank premises	715	750	725	739	712
Furniture fixtures and equipment	565	549	536	522	513
Advertising	222	272	118	237	355
Amortization of mortgage servicing rights	89	125	91	88	77
Professional fees	364	319	372	342	470
Other expenses	1,569	1,253	1,384	1,260	1,588

Noninterest expense	9,003	9,079	8,991	8,780	8,753

Income before income taxes	4,751	4,305	4,661	5,090	4,585
Income tax expense	1,586	1,407	1,583	1,635	1,494

Net income	$3,165	$2,898	$3,078	$3,455	$3,091

Per share data:
Weighted average shares outstanding	8,571,143	8,534,467	8,522,325	8,520,843	8,542,066
Dilutive potential common shares	31,836	28,413	64,609	76,385	112,040

Adjusted weighted average dilutive shares	8,602,979	8,562,880	8,586,934	8,597,228	8,654,106

Basic earnings per common share	$0.37	$0.34	$0.36	$0.41	$0.36
Diluted earnings per common share	$0.37	$0.34	$0.36	$0.40	$0.36
Dividend declared per share	$0.13	$0.13	$0.13	$0.13	$0.12
Effective tax rate	33.4%	32.7%	34.0%	32.1%	32.6%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

June 30, 2008

(unaudited)

	For The Six Months Ended
	June 30, 2008	June 30, 2007
Interest income	$28,294	$25,771
Interest expense	10,383	8,881

Net interest income	17,911	16,890
Provision for loan and lease losses	1,635	490

Net interest income after provision for loan and lease losses	16,276	16,400

Fees for wealth management services	6,603	6,710
Loan servicing and late fees	615	557
Service charges on deposits	821	716
Gain on sale of real estate	—	1,333
Net gain on sale of OREO	—	110
Net gain on sale of loans	695	539
Net gain on sale of investments	222	—
BOLI income	260	84
Interest rate floor income	268	—
Other operating income	1,378	1,161

Noninterest income	10,862	11,210

Salaries and wages	9,011	8,029
Employee benefits	2,279	2,278
Occupancy and bank premises	1,465	1,398
Furniture fixtures and equipment	1,114	1,020
Advertising	494	671
Amortization of mortgage servicing rights	214	169
Professional fees	683	871
Other expenses	2,822	2,752

Noninterest expense	18,082	17,188

Income before income taxes	9,056	10,422
Income tax expense	2,993	3,355

Net income	$6,063	$7,067

Per share data:
Weighted average shares outstanding	8,552,805	8,558,527
Dilutive potential common shares	30,125	116,727

Adjusted weighted average shares	8,582,930	8,675,254

Basic earnings per common share	$0.71	$0.83
Diluted earnings per common share	$0.71	$0.81
Dividend declared per share	$0.26	$0.24
Effective tax rate	33.0%	32.2%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

June 30, 2008

(unaudited)

For the period end:	2008 2Q	2008 1Q	2007 4Q	2007 3Q	2007 2Q
Asset Quality Data
Nonaccrual loans and leases	$1,697	$1,065	$747	$852	$654
90 + days past due loans and leases	8	15	1,263	4	41

Nonperforming loans and leases	1,705	1,080	2,010	856	695
Other non-performing assets	155	64	—	—	—
Nonperforming assets	$1,860	$1,144	$2,010	$856	$695

Allowance for loan and lease losses	$8,672	$8,358	$8,124	$8,292	$8,605
Allowance for loan and lease losses / loans and lease	1.02%	1.02%	1.01%	1.07%	1.16%
Allowance for loan and lease losses / nonperforming loans and leases	509%	774%	404%	969%	1,238%
Nonperforming loans and leases / portfolio loans	0.20%	0.13%	0.25%	0.11%	0.09%
Nonperforming assets / assets	0.18%	0.11%	0.20%	0.10%	0.08%
Net loan and lease charge-offs	467	620	569	313	1
Net loan and lease charge-offs (annualized)/ average loans	0.23%	0.31%	0.31%	0.17%	0.00%

For the period and period end:	2008 2Q	2008 1Q	2007 4Q	2007 3Q	2007 2Q
Selected ratios (annualized):
Return on average assets	1.24%	1.23%	1.34%	1.56%	1.49%
Return on average shareholders’ equity	13.65%	12.83%	13.73%	15.90%	14.66%
Yield on interest earning assets*	6.05%	6.46%	6.77%	6.95%	6.97%
Cost of interest bearing funds	2.58%	3.14%	3.43%	3.44%	3.27%
Net interest margin*	3.97%	3.97%	4.11%	4.29%	4.49%
Tier 1 leverage ratio	9.70%	10.23%	10.42%	10.55%	10.95%
Book value per share	$10.97	$10.89	$10.60	$10.43	$10.11
Tangible book value per share	$10.97	$10.89	$10.60	$10.43	$10.11
Period end shares outstanding	8,571,277	8,563,402	8,526,084	8,518,634	8,532,580
Selected data:
Mortgage loans originated	$31,594	$28,780	$34,565	$37,285	$27,490
Mortgage loans sold - servicing retained	$12,642	$14,294	$8,583	$7,588	$3,298
Mortgage loans sold - servicing released	$10,149	$11,058	$12,852	$17,249	$19,521
Mortgage loans serviced for others	$358,802	$357,734	$357,363	$364,684	$367,087

Brokerage assets (1)	$88,904	$87,759	$85,338	$95,357	$85,003
Assets under management - other Institutions	—	—	—	423,301	419,819
Wealth assets under management / administration	$2,105,376	$2,053,207	$2,191,753	$2,251,951	$2,212,514

Total Wealth assets under management / administration / brokerage	$2,194,280	$2,140,966	$2,277,091	$2,770,609	$2,717,336

	2008 Year-to-date	2007 Year-to-date
Selected ratios (annualized):
Return on average assets	1.24%	1.76%
Return on average shareholders’ equity	13.25%	16.95%
Yield on interest earning assets*	6.25%	6.95%
Cost of interest bearing funds	2.85%	3.18%
Net interest margin*	3.97%	4.57%

Mortgage loans originated	$60,374	$55,761
Mortgage loans sold - servicing retained	$26,936	$8,129
Mortgage loans sold - servicing released	$21,207	$34,365

*	Yield on Interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

June 30, 2008

(unaudited)

Balance Sheet For the period ended:	Jun 30, 2008	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007
Assets
Interest bearing deposits with banks	$621	$513	$1,209	$1,002	$520
Fed funds sold	—	10,500	17,000	—	2,500
Investment securities	111,870	96,852	48,402	43,720	44,817
Loans held for sale	2,304	4,496	5,125	5,757	6,535
Portfolio loans:
Consumer	8,574	8,236	7,990	8,354	7,827
Commercial & industrial	228,810	221,125	213,834	209,516	191,484
Commercial mortgages	241,597	224,604	224,510	221,296	224,696
Construction	66,861	67,283	66,901	70,509	70,209
Residential mortgages	114,924	118,117	121,313	113,705	105,441
Home equity lines & loans	138,445	126,159	123,293	114,298	111,079
Leases	54,144	51,241	45,084	37,545	28,924

Total portfolio loans and leases	853,355	816,765	802,925	775,223	739,660

Earning assets	968,150	929,126	874,661	825,702	794,032

Cash and due from	25,901	23,043	76,965	21,330	22,533
Allowance for loan and lease losses	(8,672)	(8,358)	(8,124)	(8,292)	(8,605)
Other assets	63,873	60,303	58,594	56,125	56,767

Total assets	$1,049,252	$1,004,114	$1,002,096	$894,865	$864,727

Liabilities and shareholders’ equity
Interest-bearing checking	$139,392	$140,467	$137,486	$123,913	$126,988
Money market	124,431	137,420	114,310	114,572	101,613
Savings	38,157	37,691	36,181	36,121	38,009
Wholesale deposits	144,049	123,775	129,820	114,565	121,750
Time deposits	166,679	179,136	203,462	194,199	186,045

Interest-bearing deposits	612,708	618,489	621,259	583,370	574,405
Non-interest bearing deposits	141,114	138,465	228,269	138,254	154,238

Total deposits	753,822	756,954	849,528	721,624	728,643

Borrowed funds	182,293	110,500	45,000	68,500	35,100
Other liabilities	19,102	43,423	17,217	16,176	15,018
Shareholders’ equity	94,035	93,237	90,351	88,565	85,966

Total liabilities and shareholders’ equity	$1,049,252	$1,004,114	$1,002,096	$894,865	$864,727

Balance Sheet (average)	2008 2Q	2008 1Q	2007 4Q	2007 3Q	2007 2Q
Assets
Interest bearing deposits with banks	$2,386	$5,507	$1,764	$3,172	$568
Fed funds sold	3,200	7,318	5,438	4,884	1,019
Investment securities	105,145	56,951	42,450	44,074	45,394
Loans held for sale	3,604	4,175	4,820	5,465	4,489
Portfolio loans and leases	836,180	806,410	787,059	754,249	716,734

Earning assets	950,515	880,361	841,531	811,844	768,204
Cash and due from	19,727	22,306	21,231	22,306	22,299
Allowance for loan and lease losses	(8,451)	(8,179)	(8,347)	(8,712)	(8,537)
Other assets	61,352	54,908	54,450	54,231	47,617

Total assets	$1,023,143	$949,396	$908,865	$879,669	$829,583

Liabilities and shareholders’ equity
Interest-bearing checking	$138,539	$143,027	$130,161	$132,180	$131,893
Money market	130,222	124,799	120,298	108,437	104,812
Savings	38,472	36,862	35,952	37,278	39,072
Wholesale deposits	141,459	131,505	132,439	120,222	83,664
Time deposits	169,562	195,413	190,016	192,999	173,279

Interest-bearing deposits	618,254	631,606	608,866	591,116	532,720

Non-interest bearing deposits	143,563	142,532	148,717	148,858	148,105

Total deposits	761,817	774,138	757,583	739,974	680,825

Borrowed funds	150,567	66,071	44,592	37,319	47,720
Other liabilities	17,531	18,361	17,714	16,205	16,489
Shareholders’ equity	93,228	90,826	88,976	86,171	84,549

Total liabilities and shareholders’ equity	$1,023,143	$949,396	$908,865	$879,669	$829,583

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

June 30, 2008

(unaudited)

Balance Sheet (average)	2008 Year-to-date	2007 Year-to-date
Assets
Interest bearing deposits with banks	$3,947	$528
Fed funds sold	5,259	1,804
Investment securities	81,048	46,205
Loans held for sale	3,889	4,675
Portfolio loans and leases	821,295	700,335

Earning assets	915,438	753,547
Cash and due from	21,017	23,527
Allowance for loan and lease losses	(8,315)	(8,396)
Other assets	58,121	43,012

Total assets	$986,261	$811,690

Liabilities and shareholders’ equity
Interest-bearing checking	$140,783	$132,569
Money market	127,511	106,386
Savings	37,666	39,604
Wholesale deposits	136,482	57,763
Time deposits	182,488	182,507

Interest-bearing deposits	624,930	518,829

Non-interest bearing deposits	143,048	148,759

Total deposits	767,978	667,588

Borrowed funds	108,319	44,062
Other liabilities	17,937	16,274
Shareholders’ equity	92,027	83,766

Total liabilities and shareholders’ equity	$986,261	$811,690

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

	2nd Quarter 2008			1st Quarter 2008			4th Quarter 2007			3rd Quarter 2007			2nd Quarter 2007
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$2,386	$13	2.19%	$5,507	$42	3.07%	$1,764	$21	4.72%	$3,172	$42	5.25%	$568	$7	4.94%
Federal funds sold	3,200	18	2.26%	7,318	60	3.30%	5,438	61	4.45%	4,884	65	5.28%	1,019	14	5.51%
Investment securities available for sale:
Taxable	97,360	1,120	4.63%	49,251	617	5.04%	37,325	474	5.04%	39,090	500	5.07%	40,393	514	5.10%
Tax-exempt	7,785	94	4.86%	7,700	93	4.86%	5,125	58	4.49%	4,984	57	4.54%	5,001	59	4.73%

Investment securities available for sale	105,145	1,214	4.64%	56,951	710	5.01%	42,450	532	4.97%	44,074	557	5.01%	45,394	573	5.06%
Loans and leases *	839,784	13,055	6.25%	810,585	13,321	6.61%	791,879	13,755	6.89%	759,714	13,558	7.08%	721,223	12,747	7.09%

Total interest earning assets	950,515	14,300	6.05%	880,361	14,133	6.46%	841,531	14,369	6.77%	811,844	14,222	6.95%	768,204	13,341	6.97%
Cash and due from banks	19,727			22,306			21,231			22,306			22,299
Less allowance for loan and lease losses	(8,451)			(8,179)			(8,347)			(8,712)			(8,537)
Other assets	61,352			54,908			54,450			54,231			47,617

Total assets	$1,023,143			$949,396			$908,865			$879,669			$829,583

Liabilities:
Savings, NOW and market rate deposits	$307,233	$794	1.04%	$304,688	$1,057	1.40%	$286,411	$1,154	1.60%	$277,895	$1,041	1.49%	$275,777	$977	1.42%
Wholesale deposits	141,459	1,591	4.52%	131,505	1,646	5.03%	132,439	1,741	5.22%	120,222	1,630	5.38%	83,664	1,132	5.43%
Time deposits	169,562	1,353	3.21%	195,413	2,115	4.35%	190,016	2,213	4.62%	192,999	2,282	4.69%	173,279	1,982	4.59%

Total interest-bearing deposits	618,254	3,738	2.43%	631,606	4,818	3.07%	608,866	5,108	3.33%	591,116	4,953	3.32%	532,720	4,091	3.08%
Borrowed funds	150,567	1,191	3.18%	66,071	636	3.87%	44,592	539	4.80%	37,319	495	5.26%	47,720	645	5.42%

Total interest-bearing liabilities	768,821	4,929	2.58%	697,677	5,454	3.14%	653,458	5,647	3.43%	628,435	5,448	3.44%	580,440	4,736	3.27%
Noninterest-bearing deposits	143,563			142,532			148,717			148,858			148,105
Other liabilities	17,531			18,361			17,714			16,205			16,489

Total noninterest- bearing liabilities	161,094			160,893			166,431			165,063			164,594
Total liabilities	929,915			858,570			819,889			793,498			745,034
Shareholders’ equity	93,228			90,826			88,976			86,171			84,549

Total liabilities and shareholders’ equity	$1,023,143			$949,396			$908,865			$879,669			$829,583

Interest income to earning assets			6.05%			6.46%			6.77%			6.95%			6.97%
Net interest spread			3.47			3.32			3.34			3.51			3.70
Effect of noninterest-bearing sources			0.50			0.65			0.77			0.78			0.79

Net interest income/ margin on earning assets		$9,371	3.97%		$8,679	3.97%		$8,722	4.11%		$8,774	4.29%		$8,605	4.49%

Tax equivalent adjustment		$68	0.03%		$71	0.03%		$69	0.03%		$74	0.04%		$91	0.05%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

For the Six months ended June 30,

	2008			2007
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	3,947	55	2.80%	528	14	5.35%
Federal funds sold	5,259	78	2.98%	1,804	48	5.37%
Investment securities available for sale:
Taxable	73,305	1,738	4.77%	41,202	1,043	5.10%
Tax-exempt	7,743	186	4.83%	5,003	117	4.72%

Investment securities available for sale	81,048	1,924	4.77%	46,205	1,160	5.06%

Loans and leases *	825,184	26,376	6.43%	705,010	24,740	7.08%

Total interest earning assets	915,438	28,433	6.25%	753,547	25,962	6.95%
Cash and due from banks	21,017			$23,527
Less allowance for loan and lease losses	(8,315)			(8,396)
Other assets	58,121			42,855

Total assets	$986,261			$811,533

Liabilities:
Savings, NOW and market rate deposits	$305,960	$1,850	1.22%	$278,559	$1,974	1.43%
Wholesale deposits	136,482	3,236	4.77%	57,763	1,554	5.43%
Time deposits	182,488	3,469	3.82%	182,507	4,166	4.60%

Total interest-bearing deposits	624,930	8,555	2.75%	518,829	7,694	2.99%

Short term borrowings	108,319	1,828	3.39%	44,062	1,187	5.43

Total interest-bearing liabilities	733,249	10,383	2.85%	562,891	8,881	3.18%
Noninterest-bearing deposits	143,048			148,759
Other liabilities	17,937			15,826

Total noninterest-bearing liabilities	160,985			164,585
Total liabilities	894,234			727,476

Shareholders’ equity	92,027			84,057

Total liabilities and shareholders’ equity	$986,261			$811,533

Interest income to earning assets			6.25%			6.95%
Net interest spread			3.40			3.77
Effect of noninterest-bearing sources			0.57			0.80

Net interest income/ margin on earning assets		$18,050	3.97%		$17,081	4.57%

Tax equivalent adjustment		$139	0.04%		$191	0.05%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.